Exhibit 10.31

This is an English Translation

Contract No.: 290901071100005

Guaranty Contract

Signed by

Legend Holdings Limited

As the Guarantor

And

China Zheshang Bank Co., Ltd., Shanghai Branch

As the Security Agency Bank

Date: July 14, 2011

Shanghai, China

Content

1.	Definition and Interpretation	3
2.	Type and Amount of Guaranteed Principal Obligatory Right	4
3.	The Borrower’s Performance Period of Principal Obligation Right under the Loan Agreement	4
4.	Scope of Guaranty	4
5.	Form and Nature of Guaranty	4
6.	Term of Guaranty	5
7.	Representations and Warranties of the Guarantor	5
8.	Rights and Obligations of the Guarantor	6
9.	Rights and Obligations of the Security Agency Bank	9
10.	Default Liability	10
11.	Effectiveness, Modification, Cancellation, Termination of the Agreement and Other Matters	10
12.	Offset and Reservation of Rights	12
13.	Applicable Law and Dispute Resolution	12
14.	Other Matters agreed by Parties	13
15.	Supplementary Provision	13
Exhibit I Lender List & Commitments		14

The Agreement is entered into by the following Parties in Shanghai, China and on July 14, 2011:

Legend Holdings Limited, a company incorporated and existing in accordance with laws of the People’s Republic of China (hereinafter referred to as the “Guarantor”); and

China Zheshang Bank Co., Ltd., Shanghai Branch, as the security agency bank (“Security Agency Bank”) for each lender listed in Exhibit I (“Lenders”), and the guarantee under the Agreement.

Whereas:

In accordance with the Beijing China Auto Rental Syndicated Loan Contract of RMB500 million signed by Beijing China Auto Rental Co., Ltd. (hereinafter referred to as the “Borrower”) and the Lenders on July 14, 2011, each Lender agrees to issue the loan with an amount of RMB Five Hundred Million (RMB500,000,000.00) to the Borrower in accordance with the terms and conditions of the Loan Agreement for the purpose provided therein.

1.                                       As one of the conditions precedent on which the Lenders agree to provide a loan for the Borrower, the Guarantor enters into this Guaranty Agreement with the Security Agency Bank;

2.                                       The Guarantor hereby acknowledges and agrees the terms and contents of the Loan Agreement, and agrees to sign this Guaranty Agreement (hereinafter referred to as the “Agreement”) and provide guaranty to the Security Agency Bank (on behalf of all Lenders) in accordance with the terms and conditions of the Agreement.

The Parties hereby agree as follows :

1.                                      Definition and Interpretation

1.1                                 Unless otherwise defined in the Agreement or required by the context, the terms defined under the Loan Agreement shall have the same meaning when used in the Agreement. The following terms, wherever used in the Agreement, shall be interpreted in accordance with the definitions as below:

The Agreement	refers to the executed Guaranty Agreement and/or its modifications or supplementations made thereafter from time to time;

2.                                      Type and Amount of Guaranteed Principal Obligatory Right

The principal obligatory right secured by the Agreement is the loan in the amount of RMB Five Hundred Million (RMB 500,000,000.00) issued by each Lender in accordance with the Loan Agreement.

3.                                      The Borrower’s Performance Period of Principal Obligation under the Loan Agreement

The performance period of principal obligatory right under the Loan Agreement is determined in accordance therewith.

4.                                      Scope of Guaranty

The scope secured by the Agreement includes all secured debt and all expenses and costs such as attorney fee and litigation cost incurred as a result of realization of its obligatory right by the Lenders.

5.                                      Form and Nature of Guaranty

5.1                                 The form of guaranty under the Agreement is joint and several guaranty.

5.2                                 If, at any time, the Borrower fails to repay or pay any secured debt (whether normal expiration or early expiration) in accordance with the provisions of any loan documents, the Guarantor will immediately perform its liability of guaranty in accordance with the provisions of this Agreement when requested by the Security Agency Bank. Special notes from the Security Agency Bank: The normal expiration specified herein is the interest payment date provided in the loan documents, the repayment date under repayment arrangement or the date on which the Borrower shall repay the secured debt in accordance with the provisions of the loan documents. The early expiration herein refers to the prepayment date proposed by the Borrower in accordance with the loan documents and the date on which all Lenders require early collection of loans from the Borrower in advance in accordance with the provisions of the loan documents.

5.3                                 The liability of guaranty under the Agreement is continuous and irrevocable, and applies to all debts under the scope of Article 4 (Scope of Guaranty) under the Agreement.

5.4                                 The liability of guaranty under the Agreement constitutes the obligations of an additional and independent obligation of the Guarantor, which will not depend on whether the Security Agency Bank or other Lenders have issued any prior notice to the Borrower, or whether they have taken any litigation or legal action against the Borrower. The Guarantor undertakes that it shall immediately act as provided in the Agreement upon the Security Agency Bank (on behalf of all Lenders) requesting it to perform the liability of guaranty hereunder.

5.5                                 If any secured debt payable to the Lenders in relation to the loan documents still exist under circumstances that the loan documents have been cancelled, voided or terminated, the security guaranty under the Agreement remains in effect.

6.                                      Term of Guaranty

6.1                               The term of guaranty under the Agreement is two years commencing from the next day of the loan expiration specified in the loan documents.

6.2                               If the Lenders call the loan in advance in accordance with the provisions of the loan documents, the term of guaranty will be two years commencing from the next day of the repayment date expressed in the written notice issued by the Security Agency Bank to the Borrower.

6.3                               If the Borrower fails to pay any due and payable amounts under the loan documents, the term of guaranty will be two years commencing from the next day of the required repayment date provided in the written notice issued by the Security Agency Bank to the Borrower

6.4                               The abovementioned provisions regarding term of guaranty are supplemental to each other, rather than be exclusive to each other.

7.                                      Representations and Warranties of Guarantor

In order to fully protect the rights and obligations of each Party under the Agreement, the Guarantor hereby undertakes and warrants as follows:

7.1                               The Guarantor is a limited liability company legally incorporated and validly existing in accordance with China laws, it has full authorizations and abilities to enter into the Agreement, and to exercise its rights and obligations hereunder. The Guarantor has obtained a formal and entire corporate authorization and any other necessary documents required for entering into and performing the Agreement.

7.2                               The Guarantor has enough ability to assume the liability of guaranty, and will not be relieved or released from its liability of guaranty as a result of any order, change of financial status or entering into any agreements with any entities.

7.3                               The execution and performance of the Agreement will neither cause the Guarantor to violate any contract or obligation to which it is a party or which have binding force upon it or any of its assets, nor cause a violation of its articles of association or constitutional documents or any applicable laws and regulations.

7.4                               All obligations of the Guarantor under the Agreement are legal and valid, have binding force upon it, and may be enforced against the Guarantor in accordance with the Agreement.

7.5                               The Guarantor is not involved in any litigation, arbitration, administrative procedure or other legal procedures which may cause material adverse effect on its performance of the guaranty liability under the Agreement, and no one filed any such litigation, arbitration, administrative procedure or other legal procedures to any court, arbitration institution or any governmental authority or other relevant organizations.

7.6                               Since incorporation, the Guarantor has always been in good compliance with the provisions of laws, regulations and all normative documents in its place of registration or asset location.

7.7                               The Guarantor is not involved in any bankruptcy, liquidation, reorganization or any other similar procedures, and no one threatens or has the possibility to file the above procedures.

7.8                               All documents, materials, statements and proofs submitted by the Guarantor to the Security Agency Bank are accurate, true, complete and valid.

7.9                               The Guarantor fully understands the Borrower’s purpose of loan under the Loan Agreement. It voluntary provides guaranty for the Borrower under the Loan Agreement, and all statements of intent under the Agreement are true.

7.10                         If the Borrower fails to repay any secured debt in accordance with the provisions of the loan documents, the Security Agency Bank may directly claim for compensation to the Guarantor on behalf of the Lenders.

7.11                         The Guarantor shall ensure that the above representations and guaranty matters will be continuously effective during the term of the Agreement.

8.                                    Rights and Obligations of the Guarantor

8.1                               The Guarantor will provide relevant materials in accordance with the requirements of the Security Agency Bank, and undertake that all materials submitted will be true, complete, legal and valid.

8.2                             With respect to the collection letter or other collection documents in any other form issued by the Security Agency Bank, the Guarantor is obligated to sign and send a receipt upon its signature, and pay the amount required in the notice to the account specified by the Security Agency Bank within three (3) days upon the Security Agency Bank issuing a notice to require its performance of guaranty liability.

8.3                           If any of the following circumstances occurs to the Guarantor, it shall timely notify the Security Agency Bank of:

8.3.1                  operation changes such as contracting, leasing, joint venture, merger, consolidation, division, joint-stock reform, equity or cooperative joint venture with foreign companies or any other changes of the operation system;

8.3.2                changes of the scope of business and registered capital;

8.3.3                any change of the equities;

8.3.4                deteriorated financial status;

8.3.5                  bankruptcy, winding-up, dissolution, suspension of business for rectification, revocation of business license, cancellation;

8.3.6                changes of the domicile, telephone number or legal representative;

8.3.7                involvement in any litigation, arbitration, administrative or other judicial procedures claimed or threaten to be claimed against the Guarantor which may cause adverse effect on the ability of performing its obligations under this Agreement;

8.3.8                any notice, order or directive to the best of its knowledge issued by any governmental authorities which may cause material adverse effect on its performance of obligations under this Agreement in accordance with the reasonable conclusion of the Security Agency Bank;

8.3.9                any other matters within its knowledge which may cause material adverse effect on its performance of obligations under this Agreement in accordance with the reasonable conclusion of the Security Agency Bank.

8.4                               If the circumstances set out in Article 8.3.1 or 8.3.2 occur, the Guarantor shall notify the Security Agency Bank thirty (30) days in advance; if the other circumstances in the previous paragraph occur, the Guarantor shall immediately notify the Security Agency Bank upon its knowledge of such occurrence.

8.5                               The Guarantor shall provide audited financial statement of the year to the Security Agency Bank within one-hundred and eighty (180) days upon expiration of each financial year, and its number of copies shall be sufficient for provision of one copy to each Lender.

8.6                               The Guarantor shall maintain the existence of its status as a legal person, and obtain all approval or authorization required to maintain the effectiveness of this Agreement and enable the Guarantor to perform its obligations under this Agreement.

8.7                               If the Lender and the Borrower modify the Loan Agreement by agreement, except for modification on the extension period, increase of loan interest (other than adjustments made in accordance with the provisions issued by the People’s Bank of China) or increase of loan amount, the Guarantor shall remain to bear the joint and several liability of guaranty in accordance with the provisions of this Agreement, without obtaining consent of the Guarantor.

8.8                               During the term of this Agreement, if any Lender assigns the principal obligatory rights to a third party in accordance with the provisions of the Loan Agreement, the Lender may assign all or proper part of its rights under this Agreement together with the principal obligatory rights, and the Guarantor remains to be responsible for the joint and several liabilities within the initial scope of guaranty. Without written consent of all Lenders, the Guarantor shall not assign or transfer any right, interest, obligation or liability under this Agreement.

8.9                               During the term of this Agreement, if the Guarantor further provides guaranty in any form to a third party, it shall not damage the interests of participant banks that provided security for all bank consortiums.

8.10                         During the term of this Agreement, if division, merger, joint-stock reform or other matters occur to the Guarantor, it undertakes to properly perform all liabilities of guaranty under this Agreement.

8.11                         The Guarantor shall timely, comprehensively and accurately disclose its affiliate relationship and affiliated transactions to the Security Agency Bank. If the Guarantor fails to perform the above information disclosure obligation or one of the following circumstances occurs to the Guarantor and its affiliates which may cause adverse affect on the Guarantor’s performance of its obligations under this Agreement, the Security Agency Bank will be entitled to use the remedies provided in this Agreement and laws.

8.11.1                the financial status of the Guarantor’s affiliates becomes deteriorated;

8.11.2                the Guarantor or its affiliates are investigated or imposed punishment measures in accordance with laws by judicial authorities, administrative law enforcement authorities such as tax or industry and commerce authority, and administrative management authority;

8.11.3                the controlling or being controlled relationship between the Guarantor and its affiliates has changed;

8.11.4                the Guarantor’s affiliates are or may be involved in material economic disputes, litigation or arbitration;

8.11.5                the main individual investors or key management persons of the Guarantor have been investigated or restricted of personal freedom by judicial authorities in accordance with laws as a result of abnormal changes or suspicion of illegal and criminal acts;

8.11.6                  other incidents that may have material adverse effect on the Borrower have occurred to the Guarantor’s affiliates.

8.12                         The Guarantor undertakes that if it assumed partial or entire liabilities of guaranty in accordance with the provisions of this Agreement, it will not exercise its right of recovery against the Borrower before all secured debt under the loan documents have been repaid in full.

9.                                      Rights and Obligations of the Security Agency Bank

9.1                                 It has the right to request the Guarantor to provide relevant documents which could prove the Guarantor’s legal identity, and to provide financial reports and other information which could reflect the Guarantor’s credit standing;

9.2                                 If the borrower fails to repay the secured debt according to the provisions of the loan agreement, it has the right to demand the Guarantor to undertake the guaranty liability in accordance with the provisions of this Agreement. The notice from the Security Agency Bank shall be in writing or other forms, and can be sent in any one or a number of the following ways:

(i)                                     registered mail;

(ii)                                  express mail service;

(iii)                               personal service;

(iv)                              facsimile;

(v)                                 telephone;

9.3                                 Sign the Agreement and any other alternative security documents agreed by all the Lenders in the future with the Guarantor;

9.4                                 Send relevant information, documents and certificates relating to the Agreement which are sent by the Guarantor and each Lender timely to each Lender and the Guarantor, including the case when the Lender transfers the principal obligatory right to a third party during the term of the Agreement;

9.5                                 Under any of the following circumstances, the Security Agency Bank has the right to notify the Guarantor to bear the guaranty liability, and the Guarantor shall take the guaranty liability within five (5) days upon receipt of such notice:

(i)                                     if all Lenders decide to cancel the loan agreement in accordance with the provisions of the loan agreement;

(ii)                                  if all Lenders decide to collect the loan in advance in accordance with the other circumstances of the loan agreement;

(iii)                               if the security is exercised in accordance with the provisions of the loan agreement.

9.6                                 Other duties provided under the Agreement and the loan documents or authorized by all the Lenders to perform.

10.                               Default Liability

10.1                           The Guarantor shall compensate for losses caused to the participant of the bank consortiums for false statements and representations under any provision of the Agreement.

10.2                           After the Agreement comes into effect, the Guarantor shall fully perform its obligations under the Agreement. In case the Guarantor fails to perform or does not fully perform the obligations, he/she shall bear the corresponding default liability, and shall compensate for the loss caused to the other Party.

10.3                           If the Agreement becomes invalid in whole or in part due to the fault of the Guarantor, the Guarantor shall compensate each of the Lenders within the scope of guaranty.

10.4                           The Guarantor’s assumption of the default liabilities in accordance with this Article shall not affect its security obligations under the Agreement.

11.                               Effectiveness, Modification, Cancellation, Termination of the Agreement and Other Matters

11.1                           The Agreement becomes effective after being signed, sealed and affixed with the official stamp by each legal representative (person in charge) or its authorized representative, and expires after all the debts within the scope of Guaranty under Article 4 of the Agreement have been discharged.

11.2                           After the Agreement comes into effect, neither Party shall modify or cancel the Agreement without the consent of the other Party. If the Agreement is must be modified or cancelled, it is necessary for both Parties to reach the consensus through consultation and reach a written agreement. Before reaching the written agreement, this Agreement shall continue to be effective.

11.3                           The Agreement is binding upon the Parties and their respective successors and assignees, and is entered into for the interests of the Parties and their respective successors and assignees.

11.4                           Any matters not included in the Agreement shall be interpreted or dealt with in accordance with the provisions of the loan agreement secured by the Agreement.

11.5                           Each provision in the Agreement is independent of each other in effect. If any provision in the Agreement is invalid, illegal or unenforceable, in whole or in part, it will not affect or impair the effectiveness, legitimacy or enforceability of the remaining provisions. If any provision in the Agreement is invalid, illegal or unenforceable under any applicable law, it will not affect or impair the effectiveness, legitimacy or enforceability of the provision under other applicable laws.

11.6                           Each notice, request or other letter under this Agreement shall be made in writing and delivered or sent to the following address or fax number of the relevant Parties (or to other addresses or fax number advised the other Party upon five (5) days written notice):

To: Guarantor

Legend Holdings Limited

Contact Person: Zhenxing Shao

Contact Telephone:

Fax Number:

Contact Address: 10/F, Tower A, Raycom Info Tech Park, No.2 Ke Xue Yuan Nan Road, Beijing

Zip Code:

To: Security Agency Bank

Shanghai Branch, China Zheshang Bank Co., Ltd.

Contact Person: Jie Meng

Contact Address: No. 567 Weihai Road

Zip Code:

Fax Number:

Contact Telephone:

11.7                           Any notice, request or other letters, if it is sent to the above address or number, shall be deemed as being served, if: (a) sent or delivered by mail, the service shall be deemed completed when the mail has actually arrived at applicable address; and (b) sent by fax, the service shall be deemed completed when it is sent in the electronic way or other receipt confirmation has been received.

12.                               Offset and Reservation of Rights

12.1                           Under the Agreement, the Guarantor shall pay full security debts within the scope of Guaranty, and shall not raise the offset claim, unless it has obtained the prior written consent from the Security Agency Bank.

12.2                           Any tolerance, grace period, benefit or delay of exercising the right under the Agreement provided by Security Agency Bank to the Guarantor shall not affect, damage or limit the rights Security Agency Bank enjoys pursuant to the Agreement and applicable laws. It shall not be deemed that the Security Agency Bank has waived the rights and interests under the Agreement, and it shall not relieve the Guarantor from any of its obligations under the Agreement it assumes.

12.3                           The Guarantor hereby undertakes: the obligations the Guarantor borne under the Agreement are unconditional, and it shall fully perform immediately upon the requirements of the Security Agency Bank.

13.                               Applicable Law and Dispute Resolution

13.1                           This Agreement shall be governed by the laws of the People’s Republic of China.

13.2                           Any dispute arising between the Parties during the performance of the Agreement shall be resolved through consultation first; if the consultation fails, it shall be raised to competent court having jurisdiction at the location of the loan agency bank for resolution through litigation.

13.3                           All costs related to the litigation, including but not limit to the litigation fees, implementation costs, attorney fees, etc., shall be born by the Guarantor.

14.                               Other Matters agreed by Parties

The Guarantor hereby particularly states that it has read and fully agrees to all terms of the loan documents; it knows and agrees that the loan under the loan documents is used for the purpose stipulated in the loan agreements.

15.                               Supplementary Provision

This Agreement may be made in several copies; each copy shall be original after being signed by the Parties of the Agreement.

(The remaining part is intentionally left blank)

Exhibit I Lender List & Commitments

Lender	Commitments (RMB)	Commitment Ratio
Shanghai Branch, China Zheshang Bank Co., Ltd.	300 Million	60%
Shanghai Branch, China Everbright Bank Co., Ltd.	200 Million	40%

(Signature Page of the Guaranty Agreement; No text in this page)

Guarantor

Legend Holdings Limited

(Seal)

[Company’s seal affixed]

Authorized Representative:

/s/ Chuanzhi Liu

Security Agency Bank

China Zheshang Bank Co., Ltd., Shanghai Branch

(As the Lender’s Agent)

(Seal)

[Company’s seal affixed]

Authorized Representative:

/s/ Hanglu Luo